      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 2000


                                                      REGISTRATION NO. 333-37510

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              SYNC RESEARCH, INC.

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                        3577                    33-0676350
 (State or Other Jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial            Identification No.)
Incorporation or Organization)  Classification Code Number)

                                   12 MORGAN
                            IRVINE, CALIFORNIA 92618
                                 (949) 588-2070

          (Address, Including Zip Code and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                               WILLIAM K. GUERRY
                              SYNC RESEARCH, INC.
                                   12 MORGAN
                            IRVINE, CALIFORNIA 92618
                                 (949) 588-2070

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:


                           BLASE P. DILLINGHAM, ESQ.
                             GLENN M. HAMMOND, ESQ.
                      ORRICK, HERRINGTON & SUTCLIFFE, LLP
                           777 SOUTH FIGUEROA STREET
                         LOS ANGELES, CALIFORNIA 90017
                                 (213) 629-2020

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger of a subsidiary of the Registrant with and into Osicom Technologies, Inc., a Delaware corporation, as described in the Agreement and Plan of Merger dated as of April 10, 2000.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE     AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
              REGISTERED                     REGISTERED              UNIT               PRICE(2)        REGISTRATION FEE(3)
Common Stock, par value $0.001 per
  share...............................      4,300,000(1)              N/A                $333.33               $0.09

(1) The maximum number of shares of Sync common stock issuable in connection with the merger, based on the sum of (a) 3,531,007 shares of Sync common stock outstanding on May 12, 2000, and (b) 700,000 shares of Sync Series A convertible preferred stock outstanding on May 12, 2000.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated in accordance with Rule 457(f)(2) under the Securities Act as one-third of the par value of the Osicom securities being received in the transaction.

(3) This fee has been calculated pursuant to Section 6(b) of the Securities Act as .0264 of one percent of $333.33.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                EXPLANATORY NOTE



    Pursuant to Rule 401 of the Securities Act of 1933, as amended, the Registrant is filing this Amendment to its Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on May 19, 2000 (Registration Statement No. 333-37510) (the "Registration Statement") to cure a defect in
Part II of such Registration Statement. Information reflecting that the Registration Statement had been signed and dated by the indicated signatories had been inadvertently omitted from page II-7 of the Registration Statement, and this amendment is being filed solely to cure such defect. Manually signed signature pages authenticating the signatures that appear in typed form in this amendment to the Registration Statement have been retained by the Registrant, copies of which are available upon request to the Securities and Exchange Commission and its staff. The proxy statement/prospectus filed by the Registrant as part of the Registration Statement is not being amended in any respect and is incorporated by reference into this amendment.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 19, 2000.



                                                       SYNC RESEARCH, INC.

                                                       By:  /s/ WILLIAM K. GUERRY
                                                            -----------------------------------------
                                                            William K. Guerry
                                                            President and Chief Executive Officer


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William K. Guerry as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       President, Chief Executive
                                                         Officer (Principal
/s/ WILLIAM K. GUERRY                                    Executive Officer) and
-------------------------------------------              Chief Financial Officer       May 19, 2000
William K. Guerry                                        (Principal Financial
                                                         Officer) and Director

/s/ GREGORIO REYES
-------------------------------------------            Chairman of the Board of        May 19, 2000
Gregorio Reyes                                           Directors

/s/ CHARLES A. HAGGERTY
-------------------------------------------            Director                        May 19, 2000
Charles A. Haggerty

/s/ WILLIAM J. SCHROEDER
-------------------------------------------            Director                        May 19, 2000
William J. Schroeder


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